Exhibit 99.1

Eton Pharmaceuticals Submits New Drug Application to the FDA for Zonisamide Oral Suspension (ET-104)

- Application Submitted for the Treatment of Partial Seizures in Epilepsy Patients

- Eton’s Patent-Pending Product Addresses Significant Unmet Need for a Liquid Formulation of Zonisamide

- Application is Eton’s Sixth Drug Application Under FDA Review

DEER PARK, Ill., July 30, 2020 (GLOBE NEWSWIRE) — Eton Pharmaceuticals, Inc (Nasdaq: ETON), a specialty pharmaceutical company focused on developing and commercializing innovative drug products, today announced it has submitted a new drug application (NDA) for zonisamide oral suspension, previously known as the company’s ET-104 product candidate, to the U.S. Food & Drug Administration (FDA) for the treatment of partial seizures in patients with epilepsy.

“We know there is strong demand for liquid zonisamide from neurologist and patients, and we look forward to working with the FDA to get the product approved and available to patients as soon as possible,” said Sean Brynjelsen, CEO of Eton Pharmaceuticals.

Zonisamide is widely used as a capsule to treat partial seizures, but the molecule is not FDA approved in liquid form. Eton’s patent-pending liquid formulation addresses the significant unmet need for patients with dysphagia and patients that require the precision dosing that a liquid product offers. Based on IQVIA data, more than 150,000 prescriptions of zonisamide are written annually for the treatment of epilepsy.

ET-104 is one of Eton’s three neurology-focused liquid product candidates, along with ET-105 (lamotrigine oral suspension) and ET-101 (topiramate oral solution). The company expects all three product candidates to be approved and launched in 2021.

About Eton Pharmaceuticals

Eton Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing, acquiring, and commercializing innovative products. Eton is primarily focused on hospital injectable and pediatric rare disease products. The company’s first commercial product, Biorphen, is the only FDA approved ready-to-use formulation of phenylephrine injection and was launched in December 2019. The company’s lead pediatric product is the orphan drug Alkindi® Sprinkle, which is currently under review with the FDA. The company has an additional seven products under development, including five that are under review with the FDA.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Company Contact:

David Krempa

dkrempa@etonpharma.com
612-387-3740